Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer Insteel Industries, Inc. 336-786-2141, Ext. 3020
INSTEEL INDUSTRIES REPORTS SECOND QUARTER FINANCIAL RESULTS
MOUNT AIRY, N.C., April 21, 2011 — Insteel Industries, Inc. (NasdaqGS: IIIN) today reported net earnings of $2.6 million ($0.15 per share) for the second quarter of fiscal 2011 compared with $1.6 million ($0.09 per share) in the second quarter of fiscal 2010. Net earnings for the current year quarter include restructuring charges, acquisition-related costs and a bargain purchase gain related to the acquisition of certain of the assets of Ivy Steel & Wire, Inc. (“Ivy”), which had the net effect of reducing net earnings by $1.5 million ($0.08 per share).
Net sales for the second quarter of fiscal 2011 increased 66.3% to $86.9 million from $52.3 million in the second quarter of fiscal 2010 primarily due to the addition of Ivy’s facilities and higher average selling prices. Shipments for the second quarter of fiscal 2011 increased 42.6% from the prior year quarter and average selling prices increased 16.6%. On a sequential basis, shipments increased 54.7% from the first quarter of fiscal 2011 and average selling prices increased 7.5%.
For the first six months of fiscal 2011, the Company incurred a net loss of $5.0 million ($0.29 per share) compared with net earnings of $0.5 million ($0.03 per share) in the first six months of fiscal 2010. The six-month results for the current year include restructuring charges, acquisition-related costs and a bargain purchase gain related to the Ivy acquisition, which had the net effect of reducing net earnings by $6.0 million ($0.34 per share). The six-month results for the prior year include inventory write-downs to reduce the carrying value of inventory to the lower of cost or market, which reduced net earnings by $1.2 million ($0.07 per share).
Net sales for the first six months of fiscal 2011 increased 49.0% to $139.2 million from $93.5 million in the first six months of fiscal 2010. Shipments for the first six months of fiscal 2011 increased 30.8% from the first six months of fiscal 2010 and average selling prices increased 13.9%.
Insteel’s financial results for the second quarter of fiscal 2011 were favorably impacted by widening spreads between selling prices and raw material costs and the contribution from the Ivy facilities. Demand for the Company’s products remained at depressed levels due to the ongoing weakness in the construction sector. Insteel’s overall capacity utilization for the quarter was 46% compared with 35% in the first quarter of fiscal 2011 and 49% in the second quarter of fiscal 2010.
Operating activities provided $5.1 million of cash for the second quarter of fiscal 2011 compared with $29.2 million in the second quarter of fiscal 2010. Net working capital used $2.3 million of cash during the current year quarter while providing $11.3 million in the prior year quarter. Cash provided by operating activities in the prior year quarter benefited from the receipt of a $13.3 million income tax refund. Capital expenditures for the six-month period were $4.9 million and are expected to total less than $10.0 million for fiscal 2011. Insteel ended the quarter with $3.9 million of cash and cash equivalents, $13.5 million of total debt and no borrowings outstanding on its $75.0 million revolving credit facility.
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Ivy Acquisition and Restructuring Activities
Following the completion of the Ivy acquisition in November 2010, the Company has proceeded with its plans to consolidate its Texas and Northeast operations. The leased facility in Houston, Texas was closed in December 2010 and the Wilmington, Delaware facility is now expected to be closed by the end of April 2011. The Company has also implemented staffing reductions across its sales, administration and manufacturing support functions to address the redundancies resulting from the acquisition.
The $2.2 million of restructuring charges recorded during the quarter include employee separation costs associated with the plant closures and other staffing reductions ($1.2 million); asset impairment charges to write down the carrying value of long-lived assets related to the plant closures and decommissioning of equipment ($0.6 million); other facility closure costs ($0.2 million); and equipment relocation costs ($0.2 million). The Company currently expects to incur approximately $1.0 million of additional restructuring charges for equipment relocation and employee separation costs.
“We are pleased with the substantial progress that was made with our Ivy integration efforts during the quarter,” said H.O. Woltz III, Insteel’s president and CEO. “The actions that we have taken to consolidate plants and realign staffing have yielded significant reductions in operating costs. All of the Ivy facilities have been transitioned over to Insteel’s information systems and we are currently in the process of implementing Insteel’s operating metrics and procedures. We are also proceeding with the rebalancing and reconfiguration of our manufacturing capabilities across locations, which should provide for additional synergies in the form of lower costs and enhanced customer service.”
Outlook
“Despite the continued weakness in our construction end-markets, as we move into the second half of the fiscal year we expect our financial results will be favorably impacted by the usual seasonal upturn in demand together with the increasing contributions and synergies associated with the Ivy acquisition,” commented Woltz. “Prices for our primary raw material, hot-rolled steel wire rod have spiked higher in recent months driven by the rising cost of steel scrap and increased demand from automotive and other non-construction applications. We have responded to these cost pressures by implementing price increases for our reinforcing products during our first and second fiscal quarters and have announced additional increases effective in April.
Looking ahead, the timing and trajectory for a recovery in the construction industry continues to be difficult to forecast. During the interim, we will remain focused on strengthening our market leadership positions across our product lines and capitalizing on any additional growth opportunities that may develop in this difficult environment.”
Conference Call
Insteel will hold a conference call at 10:00 a.m. ET today to discuss its second quarter 2011 financial results. A live webcast of this call can be accessed on Insteel’s website at http://investor.insteel.com/ and will be archived for replay until the next quarterly conference call.
About Insteel
Insteel is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets PC strand and welded wire reinforcement,
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including concrete pipe reinforcement, engineered structural mesh (“ESM”) and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel currently operates ten manufacturing facilities located in the United States.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in the Company’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 2, 2010. You should carefully review these risks and uncertainties.
All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties that may be encountered in integrating the acquisition of certain assets of Ivy into Insteel’s existing business; potential difficulties in realizing synergies, including reduced operating costs, with respect to Insteel’s acquisition of certain assets of Ivy and the cessation of operations at the Wilmington, Delaware facility; competitive and customer responses to Insteel’s expanded business; general economic and competitive conditions in the markets in which Insteel operates; credit market conditions and the relative availability of financing to Insteel, its customers and the construction industry as a whole; the continuation of reduced spending for nonresidential construction, particularly commercial construction, and the impact on demand for Insteel’s products; the timing of the resolution of a new multi-year federal transportation funding authorization and the magnitude of the infrastructure-related funding provided for that requires the use of Insteel’s products; the severity and duration of the downturn in residential construction and the impact on those portions of Insteel’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or
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labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended October 2, 2010 and in other filings made by Insteel with the SEC.
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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010
Net sales	$86,933	$52,268	$139,239	$93,469
Cost of sales	75,330	46,049	127,771	83,575
Inventory write-downs	—	—	—	1,933

Gross profit	11,603	6,219	11,468	7,961
Selling, general and administrative expense	4,523	4,182	8,691	7,924
Restructuring charges	2,213	—	6,603	—
Acquisition costs	768	—	3,518	—
Bargain purchase gain	(500)	—	(500)	—
Other income, net	(56)	(97)	(69)	(250)
Interest expense	253	147	404	295
Interest income	(6)	(14)	(19)	(26)

Earnings (loss) from continuing operations before income taxes	4,408	2,001	(7,160)	18
Income taxes	1,789	357	(2,151)	(503)

Earnings (loss) from continuing operations	2,619	1,644	(5,009)	521
Loss from discontinued operations net of income taxes of — , ($6), — and ($14)	—	(10)	—	(23)

Net earnings (loss)	$2,619	$1,634	$(5,009)	$498

Per share amounts:
Basic:
Earnings (loss) from continuing operations	$0.15	$0.09	$(0.29)	$0.03
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.15	$0.09	$(0.29)	$0.03

Diluted:
Earnings (loss) from continuing operations	$0.15	$0.09	$(0.29)	$0.03
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.15	$0.09	$(0.29)	$0.03

Cash dividends declared	$0.03	$0.03	$0.06	$0.06

Weighted average shares outstanding
Basic	17,551	17,458	17,531	17,434

Diluted	17,802	17,647	17,531	17,643

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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	April 2,	January 1,	October 2,
	2011	2011	2010
Assets
Current assets:
Cash and cash equivalents	$3,893	$2,787	$45,935
Accounts receivable, net	37,418	22,356	24,970
Inventories	61,717	61,062	43,919
Other current assets	4,930	4,961	3,931

Total current assets	107,958	91,166	118,755
Property, plant and equipment, net	93,169	91,521	58,653
Other assets	5,770	7,583	5,097

Total assets	$206,897	$190,270	$182,505

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$35,870	$22,342	$20,689
Accrued expenses	8,555	8,316	5,929
Current portion of long-term debt	675	675	—
Current liabilities of discontinued operations	—	—	210

Total current liabilities	45,100	31,333	26,828
Long-term debt	12,825	12,825	—
Other liabilities	5,970	5,852	7,521
Long-term liabilities of discontinued operations	—	—	280
Shareholders’ equity:
Common stock	17,614	17,579	17,579
Additional paid-in capital	47,105	46,489	45,950
Retained earnings	80,592	78,501	86,656
Accumulated other comprehensive loss	(2,309)	(2,309)	(2,309)

Total shareholders’ equity	143,002	140,260	147,876

Total liabilities and shareholders’ equity	$206,897	$190,270	$182,505

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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net earnings (loss)	$2,619	$1,634	$(5,009)	$498
Loss from discontinued operations	—	10	—	23

Earnings (loss) from continuing operations	2,619	1,644	(5,009)	521
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	2,499	1,743	4,553	3,458
Amortization of capitalized financing costs	20	124	40	249
Stock-based compensation expense	643	616	1,182	1,103
Asset impairment charges	583	—	3,451	—
Inventory write-downs	—	—	—	1,933
Excess tax deficiencies (benefits) from stock-based compensation	(81)	8	(81)	(3)
Loss on sale of property, plant and equipment	16	—	16	11
Deferred income taxes	1,693	128	(2,276)	(217)
Gain from life insurance proceeds	(357)	—	(357)	—
Increase in cash surrender value of life insurance policies over premiums paid	(50)	(284)	(298)	(284)
Net changes in assets and liabilities (net of assets and liabilities acquired):
Accounts receivable, net	(15,062)	(5,435)	(12,448)	(1,922)
Inventories	(655)	6,289	2,787	4,449
Accounts payable and accrued expenses	13,398	10,449	9,360	(4,076)
Other changes	(133)	13,969	(878)	14,258

Total adjustments	2,514	27,607	5,051	18,959

Net cash provided by operating activities — continuing operations	5,133	29,251	42	19,480
Net cash used for operating activities — discontinued operations	—	(11)	—	(40)

Net cash provided by operating activities	5,133	29,240	42	19,440

Cash Flows From Investing Activities:
Acquisition of business	280	—	(37,308)	—
Capital expenditures	(4,396)	(575)	(4,902)	(902)
Proceeds from life insurance claims	1,063	—	1,063	—
Proceeds from sale of property, plant and equipment	18	—	18	—
Increase in cash surrender value of life insurance policies	(425)	(299)	(425)	(410)

Net cash used for investing activities — continuing operations	(3,460)	(874)	(41,554)	(1,312)

Net cash used for investing activities	(3,460)	(874)	(41,554)	(1,312)

Cash Flows From Financing Activities:
Proceeds from long-term debt	5,799	98	5,908	150
Principal payments on long-term debt	(5,799)	(98)	(5,908)	(150)
Cash received from exercise of stock options	13	67	13	84
Excess tax benefits (deficiencies) from stock-based compensation	81	(8)	81	3
Cash dividends paid	(527)	(527)	(527)	(1,053)
Other	(134)	31	(97)	(1)

Net cash used for financing activities — continuing operations	(567)	(437)	(530)	(967)

Net cash used for financing activities	(567)	(437)	(530)	(967)

Net increase (decrease) in cash and cash equivalents	1,106	27,929	(42,042)	17,161
Cash and cash equivalents at beginning of period	2,787	24,334	45,935	35,102

Cash and cash equivalents at end of period	$3,893	$52,263	$3,893	$52,263

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$30	$22	$66	$46
Income taxes	51	2	760	2
Non-cash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	368	6	441	98
Declaration of cash dividends to be paid	527	—	527	—
Restricted stock surrendered for withholding taxes payable	86	45	86	52
Note payable issued as consideration for business acquired	—	—	13,500	—
Post-closing purchase price adjustment for business acquired	500	—	500	—
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